UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 8, 2021

1895 BANCORP OF WISCONSIN, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-40609	61-1993378
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7001 West Edgerton Avenue, Greenfield, Wisconsin		53220
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (414) 421-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BCOW	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [x]

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (b)      Effective October 22, 2021, Charles Mauer will retire as Senior Vice President and Chief Credit Officer of PyraMax Bank, FSB (“PyraMax Bank”), the wholly-owned subsidiary of the 1895 Bancorp of Wisconsin, Inc. (the “Company”).  Mr. Mauer’s retirement is not the result of any dispute or disagreement with the Company or PyraMax Bank. On October 8, 2021, the Boards of Directors of the Company and PyraMax Bank accepted Mr. Mauer’s retirement as of October 22, 2021.

 (c)      In addition, at their meeting on October 8, 2021, the Boards of Directors of the Company and PyraMax Bank approved the appointment of Daniel Kempel to serve as Senior Vice President and Chief Credit Officer of PyraMax Bank, effective as of October 23, 2021.  Mr. Kempel, age 41, has served as Senior Vice President, Manager Credit Administration of PyraMax Bank since July 2021. He has been employed with PyraMax Bank since June 2016 and has previously served as Senior Credit Analyst from June 2016 to December 2016 when he was promoted to Vice President, Manager Credit Administration.

 PyraMax Bank will enter into an employment agreement with Mr. Kempel, on or about October 22, 2021 and effective as of October 23, 2021, pursuant to which Mr. Kempel will serve as Senior Vice President and Chief Credit Officer of the Bank.  The form of employment agreement will have an initial term ending December 31, 2022.  The term will renew annually for successive 18-month terms, subject to board approval, commencing January 8, 2022, through July 8, 2023, in order to be on the same renewal cycle as the other 18-month employment agreements currently maintained by PyraMax Bank for its senior vice presidents.  Under the form of employment agreement Mr. Kempel’s initial base salary will be $128,000. Mr. Kempel’s performance will be reviewed from time to time by the Board of Directors or by a committee of the Board of Directors of PyraMax Bank, and his base salary may be increased at such time.  Mr. Kempel will also be eligible to participate in the bonus programs and benefit plans that are made available to management employees.

 The foregoing description of Mr. Kempel’s form of employment agreement is qualified in its entirety by reference to the copy of the form of employment agreement that is included as Exhibit 10.1 to this Current Report and is incorporated by reference into this Item 5.02.

 Item 9.01        Financial Statements and Exhibits.

 (d)       Exhibits

10.1     Form of Employment Agreement among PyraMax Bank, FSB, 1895 Bancorp of Wisconsin, Inc. and Daniel Kempel

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

1895 Bancorp of Wisconsin, INC.

DATE: October 13, 2021	By: /s/ Richard B. Hurd
Richard B. Hurd
Chief Executive Officer